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                                                                    EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Nooney Real Property Investors-Two, L.P.

As independent public accountants, we hereby consent to the inclusion in this registration statement (File No. 333-43686) of our report dated January 26, 2001, (except with respect to the matter discussed in Note 9, as to which the date is April 19, 2001) for the year ended November 30, 2000, and to all references to our Firm included in this registration statement.

Nooney Income Fund Ltd., L.P.

As independent public accountants, we hereby consent to the inclusion in this registration statement (File No. 333-43686) for our report dated January 26, 2001, (except with respect to the matter discussed in Note 8, as to which the date is April 19, 2001) for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

Nooney Income Fund Ltd. II, L.P.

As independent public accountants, we hereby consent to the inclusion in this registration statement (File No. 333-43686) of our report dated January 26, 2001, (except with respect to the matter discussed in Note 9, as to which the date is April 19, 2001) for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

/s/  ARTHUR ANDERSEN LLP

St. Louis, Missouri
August 3, 2001